UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BlackRock Private Credit Fund

(Exact name of registrant as specified in its charter)

Delaware	87-4655020
(State of incorporation or organization)	(I.R.S. Employer or Identification No.)

40 East 52nd Street New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is to become effective General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-262035

Securities to be registered pursuant to Section 12(g) of the Act:

Class S Shares, par value $0.001 per share
Class D Shares, par value $0.001 per share
Institutional Class Shares, par value $0.001 per share

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.Description of Registrant’s Securities to be Registered.

For a description of the Common Shares, reference is made to the information set forth under the heading “Description of Our Shares” in the Registrant’s Prospectus that constitutes part of the Registrant’s Registration Statement on Form N-2, as amended (File No. 333-262035), filed under the Securities Act of 1933, as amended, which information is hereby incorporated herein by reference.

Item 2.Exhibits.

a.
Amended and Restated Agreement and Declaration of Trust (Incorporated by reference to Exhibit (a)(2) to Pre-Effective Amendment No. 1 to Registrant’s Registration Statement on Form N-2 (File No. 333-262035) filed on April 14, 2022)

b.	Bylaws (Incorporated by reference to Exhibit (b) to Pre-Effective Amendment No. 1 to Registrant’s Registration Statement on Form N-2 (File No. 333-262035) filed on April 14, 2022)

c.
Form of Subscription Agreement (Incorporated by reference to Exhibit (d) to Pre-Effective Amendment No. 1 to Registrant’s Registration Statement on Form N-2 (File No. 333-262035) filed on April 14, 2022)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BLACKROCK PRIVATE CREDIT FUND

	By:	/s/ Laruence D. Paredes
Dated: May 2, 2022		Name:	Laurence D. Paredes
		Title:	General Counsel and Secretary